FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES COMPLETION OF GLOBAL INGREDIENTS SALE, FULL REDEMPTION
OF $223.5MM 9.5% SENIOR SECOND LIEN NOTES AND SIGNING OF A NEW $250MM ASSET-
BASED CREDIT FACILITY WITH A $75MM TERM LOAN

Divestiture increases SunOpta's focus on value-added plant-based foods and beverages

Provides financial flexibility to further accelerate growth in plant-based beverage platform

Reduces net debt by approximately $355MM

Minneapolis, January 4, 2021 - SunOpta Inc. ("SunOpta" or the "Company") (Nasdaq:STKL) (TSX:SOY), a leading company focused on plant-based foods and beverages and fruit-based foods and beverages, today announced completion of the sale of the Company's global ingredients segment and related assets to Amsterdam based global commodity trading company, Amsterdam Commodities N.V. (Euronext: ACOMO) for cash and debt free consideration of €330 million. The transaction closed on December 30, 2020.

"I'm pleased to announce the completion of this strategically transformational divestiture. This transaction further solidifies SunOpta's future direction as a high-growth, plant-based company focused on providing value-added products in competitively advantaged categories with consistent, sustainable, above average growth characteristics. This transaction significantly de-levers and strengthens SunOpta's balance sheet, enabling the acceleration of expansion plans in our fast-growing plant-based food and beverage segment. The plans include both high-return capital investment projects, as well as synergistic acquisitions that add to an existing set of strong capabilities in our core plant-based beverage platform. This is a very exciting time for us at SunOpta as we look forward to building on our successes." said Joe Ennen, Chief Executive Officer of SunOpta.

On December 31, 2020, SunOpta entered into a five-year credit agreement for a senior secured asset-based revolving credit facility in the maximum aggregate principal amount of $250 million, subject to borrowing base capacity. In addition, as part of the same facility, the lenders provided a five-year, $75 million delayed draw term loan, to be used for capital expenditures. The delayed draw term loan can be borrowed within 18 months from closing. This new credit facility with decreased interest rates replaces SunOpta's previous facility that was set to expire on March 31, 2022. The new credit facility will be used to support the working capital, capital expenditures, and general corporate needs of SunOpta's operations, in addition to funding future strategic initiatives. Borrowings under the revolving credit facility and delayed draw term loan bear interest based on various reference rates including LIBOR plus an applicable margin. The applicable margin on the new revolving facility ranges from 1.50% to 2.00% for loans bearing interest based on LIBOR with a 0.25% step down in the margin when the Company's total leverage ratio is below an agreed threshold. The applicable margin on the term loan ranges from 2.25% to 2.75%.  The applicable margins are set quarterly based on average borrowing availability. The obligations of the borrowers under the facility are guaranteed by substantially all of SunOpta's subsidiaries and, subject to certain exceptions, such obligations are secured by first priority liens on substantially all assets of SunOpta and the other borrowers and guarantors. The credit facility contains customary covenants and borrowing availability requirements. The facility is provided by a syndicate of banks, including Bank of America, N.A., JP Morgan Chase Bank, N.A., Rabobank Nederland, Canadian Branch, Bank of Montreal, and Wells Fargo Bank, National Association.

On December 31, 2020, SunOpta also retired in full its 9.5%, $223.5 million second lien notes due in October 2022. The retirement of the second lien notes reduces interest expense by approximately $21 million on an annual basis. In total, debt was reduced by approximately $355 million between the payoff of the second lien notes and paydowns of the existing credit facility on December 31, 2020.

Interest expense, on an annualized basis, would decrease from approximately $29 million to approximately $4 million based on the weighted-average interest rates as at September 26, 2020.

"We are pleased with the extension of the credit facility and appreciate the support of our banking partners as we continue to execute our strategic plans to deliver strong performance," said Scott Huckins, Chief Financial Officer of SunOpta. "The new credit facility provides enhanced flexibility and increased liquidity to support our operational initiatives and growth objectives. The delayed draw term loan is a very cost-effective tool to continue to invest in and grow our plant-based beverage platform."

About SunOpta Inc.

SunOpta Inc. is a leading company specializing in the sourcing, processing and production of organic, natural and non-GMO plant- and fruit-based food and beverage products.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to,  our expectation that the transaction will enable the acceleration of near-time expansion plans and will be accretive to the Company's long-term growth rate and margin profile further focusing the Company on delivering more consistent financial results for our shareholders. Terms and phrases such as "expected", "plans", "believe", "will", "continue", "anticipate", "estimates", "should", "would", "intend", "may" and other similar terms and phrases are intended to identify these forward-looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, the Company's actual financial results; management's assessment of the incremental capacity and margin to be realized from the expansion and capital investment projects for which the proceeds of the transaction will be used; current customer demand for the Company's products; the anticipated impact of COVID-19 on the Company's sales and productivity; general economic conditions; continued consumer interest in health and wellness; the Company's ability to maintain product pricing levels; planned facility and operational expansions, closures and divestitures; cost rationalization and product development initiatives; alternative potential uses for the Company's capital resources; portfolio optimization and productivity efforts; the sustainability of the Company's sales pipeline; the Company's expectations regarding commodity pricing, margins and hedging results; improved availability and field prices for fruit; procurement and logistics savings; freight lane cost reductions; yield and throughput enhancements; and labor cost reductions. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will agree with expectations and predictions of the Company is subject to many risks and uncertainties including the inability to satisfy, or potential delays in satisfying, any of the closing conditions applicable to the transaction; the availability and attractiveness of potential high-return capital investments and synergistic acquisitions for the Company; delays or other potential issues in enabling the acceleration of near-term expansion plans in our fast-growing plant-based food and beverage segment; potential loss of suppliers and customers as well as supply chain, logistics and other disruptions resulting from or related to COVID-19; unexpected issues or delays with the Company's structural improvements and automation investments; failure or inability to implement portfolio changes, process improvements, go-to-market improvements and process sustainability strategies in a timely manner; changes in the level of capital investment; local and global political and economic conditions; consumer spending patterns and changes in market trends; decreases in customer demand; delayed or unsuccessful product development efforts; potential product recalls; working capital management; availability and pricing of raw materials and supplies; potential covenant breaches under the Company's credit facilities, as well as other risks described from time to time under "Risk Factors" in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

Scott Van Winkle

ICR

617-956-6736

scott.vanwinkle@icrinc.com

Source: SunOpta Inc.